Exhibit 99.2

Global Crossing Airlines Group Inc. NEOE:JET

FQ3 2026 Earnings Call Transcript

Thursday, November 5, 2026 1:30 PM GMT

S&P Global Market Intelligence Estimates

	FQ2 2026			FQ3 2026	FY 2026	FY 2027
	Consensus	Actual	Surprise	Consensus	Consensus	Consensus
Revenue ($mm)	74.19	NA	NA	78.99	307.16	NA

Currency: USD. Consensus as of Aug-21-2026 5:47 PM GMT.

Call Participants

EXECUTIVES

Christopher W. Jamroz | Executive Chairman

Ryan Goepel | President & CFO

Wendy Shapiro | Senior VP & Corporate Controller

ANALYSTS

Barry Sine | Litchfield Hills Research, LLC

ATTENDEES

Sean Mansouri | Elevate IR

UNKNOWN SPEAKER

Unknown Speaker

Exhibit 99.2

Presentation

Operator

Good morning, ladies and gentlemen. Thank you for standing by. Welcome to today's conference call to discuss Global Crossing Airlines' financial results for the third quarter of 2026. [Operator Instructions] As a reminder, this conference is being recorded. Joining us on the call today are the company's Executive Chairman Chris Jamroz, President and CFO Ryan Goepel, SVP Corporate Controller Wendy Shapiro, and Investor Relations Advisor Aaron D'Souza.

Please be advised that this conference call will contain statements that are considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.

These forward-looking statements are also subject to other risks and uncertainties that are described from time to time in the company's filings with the SEC. Do not place undue reliance on any forward-looking statements, which are being made only as of the date of this call. Except as required by law, the company undertakes no obligation to publicly update or revise any forward-looking statements.

For important risks and assumptions associated with such forward-looking statements, please refer to the company's earnings press release for the third quarter of 2026 and the company's annual report on Form 10-K for the year ended December 31, 2025.

The company's presentation also includes certain non-GAAP financial measures, including EBITDA and EBITDAR as supplemental measures of performance of the business. All non-GAAP measures have been reconciled to the most directly comparable GAAP measures in accordance with SEC rules. You will find reconciliation tables and other important information in the earnings press release for the third quarter of 2026, which is currently available on the company's Investor Relations section of its website.

And now I will turn the call over to the company's Executive Chairman, Chris Jamroz. Chris, please go ahead.

Christopher W. Jamroz

Executive Chairman

Thank you, operator, and good morning, everyone. GlobalX delivered another strong quarter with revenue up 24% year-over-year, operating income up fourfold, and approximately $9 million in cash flow from operations. The quarter demonstrated the progress we're making in building a more scalable, efficient airline. A larger available fleet, robust passenger demand, and stronger operating execution helped translate our platform investments into gains in profitability and cash generation.

More broadly, the quarter reinforced an important point about our flexibility. We have built a platform that lets us deploy aircraft strategically and tactically towards the most attractive opportunities across our sales channels, with an emphasis on revenue quality, long-term profitability, and building a loyal customer base in our focus markets. During Q3, we deliberately shifted aircraft towards higher-value domestic flying, prioritizing it over certain seasonal contracts and deploying our fleet where it earns the greatest return rather than simply maximizing utilization.

Exhibit 99.2

That drove stronger revenue per block hour and a more accretive business mix. Demand across our charter passenger markets remains robust, supported by a diversified customer base spanning professional and collegiate sports, government, and entertainment. In the quarter, major sporting events and high-profile concert tours contributed strongly, underscoring the breadth of our customer base and the demand for our specialized charter services. Our ability to serve these diverse markets remains a meaningful strength of the GlobalX platform.

We also improved aircraft availability throughout the quarter as we worked through the concentrated maintenance schedule we discussed last quarter. Our teams have continued to strengthen maintenance planning, improve operational reliability, and invest in systems and people required to support a larger fleet. That work is building a more capable operating platform and giving us greater flexibility to meet customer demand.

We also advanced our fleet expansion and modernization program, putting 2 additional Airbus A320 aircraft into revenue service following quarter-end and securing younger airframes to support the next phase of growth. We see an opportunity to improve the reliability and earnings capacity of our fleet while spreading the infrastructure and fixed costs we've already built across a larger operating base. We believe that's an important driver of long-term operating leverage.

Looking ahead, we continue to see meaningful opportunities across our passenger markets. We are committed to becoming the largest and most reliable narrow-body charter airline in North America. We believe our disciplined approach to fleet expansion, robust demand across our core passenger markets, the operational foundations we have established, and our platform's operating leverage position our business to keep growing meaningfully, improve long-term profitability, and create sustainable long-term value for shareholders.

With that, I will hand the call over to our President and CFO, Ryan Goepel, to discuss our third quarter operational highlights in greater detail. Ryan?

Ryan Goepel

President & CFO

Thank you, Chris, and good morning, everyone. Our third quarter results reflected improved aircraft availability, a more favorable mix of flying, and continued strength in our core passenger markets. Following the concentrated maintenance activity in the second quarter, we had more aircraft available to meet customer demand. At the same time, we prioritized flying opportunities with attractive revenues and contract economics which support stronger operating performance.

Operationally, net available aircraft increased 14% year-over-year to 18.1 compared to 15.9 in Q3 last year and 15.3 in the second quarter of this year. We discussed the target of 19 to 20 in Q3, which was affected by the delays in securing regulatory approvals for 2 of the aircraft that re-entered service in October. In Q4, we expect net available aircraft to average between 20 and 21, driving improved expected results in the final reporting period of 2026.

Total block hours, including subservice, increased 1% to 9,965 compared to 9,901 in the prior-year quarter. Within that total, charter block hours increased materially to 825 compared to 178 in Q3 2025. ACMI block hours were 8,819 compared to 9,527 a year ago. ACMI represents 88% of total block hours compared to 96% in the prior-year quarter.

But the more important change is the revenue per hour that the mix generated. In Q3 last year, we operated seasonal ACMI contracts that generally provided substantial guaranteed minimum flying

Exhibit 99.2

hours at lower per-hour rates. Last year, we kept our aircraft focused on domestic opportunities and offered strong per-hour economics. That transition is why average utilization was about 550 hours per aircraft, down from 618 last year. We continue to deploy our aircraft where we believe that they can generate the highest and best use rather than simply maximizing total hours flown.

From a unit economics perspective, charter revenue per block hour increased approximately 25% to $16,300 compared to $13,000 in Q3 2025. This is indicative of fuel rates that have increased, which helps drive the charter price. ACMI revenue per block hour increased approximately 12% to $6,300 compared to $5,000 in Q3 2025. We will continue to evaluate each opportunity based on the combination of contracted hours, rates, operating requirements, and the overall economics of flying.

Turning to maintenance, we completed 1 heavy and 12 non-heavy maintenance events in the third quarter, compared with 5 heavy and 16 non-heavy maintenance events last quarter. Completing much of the concentrated work schedule we discussed in our previous call helped restore aircraft availability. We have 3 heavy maintenance events, or about 1 per month, scheduled in Q4, which is factored into our net available aircraft outlook. Routine maintenance parts and repairs will continue to reflect our operating fleet size and flying activity, and reliability remains a priority as we expand.

We also continue building the staffing and operational capability needed to support the additional aircraft. Notably, pilot headcount increased 31% year-over-year to 186, helping align crew resources with fleet expansion. Alongside our maintenance planning, that investment in people is an important part of bringing new aircraft into service and keeping them productive.

Turning to fleet expansion, 2 additional Airbus A320s began revenue service in October. Separately, we took delivery of 1 of 3 former Spirit Airlines A320 passenger airframes and related engines, which is expected to enter revenue service in November. The last 2 Spirit airframes are undergoing heavy maintenance, with the timing of their addition to revenue service expected in late 2026 or early 2027. These additions expand our ability to continue to meet the demand across the passenger business.

We remain focused on improving the quality of our fleet as we add capacity. The availability of younger Airbus aircraft creates opportunities to modernize our fleet on attractive terms, while we carefully consider acquisition and lease economics, maintenance requirements, and expected customer demand. Over time, we believe a more modern, reliable fleet can better support availability and more consistent operating performance.

Turning to customer demand, our passenger markets remained strong during the third quarter. We provided flying in support of a major soccer tournament and operated charter services for 2 high-profile concert tours. Together with our established relationships in collegiate and professional sports, government, and other airlines, these assignments demonstrated the breadth of the markets we can serve and the flexibility of our charter platform.

Cargo operations continue to be a financial drag as conditions in the broader freight market remain challenging. We have concentrated our cargo activity in Miami and continue to fly selectively where economics make sense to minimize the impact on the overall business. We've picked opportunities during the seasonal holiday peak, but consider cargo not to be a core growth target for our business on a go-forward basis.

Looking ahead, we are focused on bringing additional aircraft into revenue service, maintaining reliability, and matching available fleet to the growing customer demand. We continue to target a fleet of 25 by year-end, subject to the timing of conformity work, corrosion mitigation of 2 aircraft to

Exhibit 99.2

be delivered, entry-into-service requirements, and operating needs. We will continue to allocate capacity towards the opportunities that offer the strongest economics.

With that, I turn the call over to our SVP Corporate Controller, Wendy Shapiro, who will discuss our third quarter financial results in more detail.

Wendy Shapiro

Senior VP & Corporate Controller

Thank you, Ryan, and good morning, everyone. Please note that all financial results discussed today are for the 3-month period ended September 30, 2026, and variance commentary is on a year-over-year basis unless stated otherwise.

Revenue in the third quarter increased 24% to $71.8 million, compared with $58 million in Q3 2025. The increase was primarily driven by higher net aircraft availability and greater revenue per block hour across both our charter and ACMI businesses. ACMI revenue increased approximately 4% to $55.2 million compared with $53.2 million in the year-ago quarter. Charter revenue increased materially to $13.5 million compared with $2.3 million in Q3 2025.

Total operating expenses increased 19% to $67.7 million, compared with $57 million. The increase was driven primarily by a $3.1 million increase in depreciation and amortization expenses from aircraft deliveries secured on finance leases, a $2.9 million increase in aircraft fuel, a $2.1 million increase in maintenance materials and repairs, and a $1.9 million increase in contracted ground and aviation services.

Net income attributable to GlobalX improved to approximately $0.2 million compared with a net loss of $2 million in the prior-year quarter. Earnings per basic and diluted share improved to $0.00 compared with a loss of $0.03 per basic and diluted share in the year-ago period. EBITDAR increased 36% to $25.7 million, compared with $18.9 million in Q3 2025. EBITDA increased 144% to $10.4 million, compared with $4.3 million in the year-ago period.

Cash flow provided by operating activities increased materially to $9 million compared with $0.6 million in Q3 2025. Turning to our liquidity, we ended the third quarter with approximately $14.3 million in cash and restricted cash compared to $20.5 million as of December 31, 2025.

Now, I will turn the call back over to Ryan for closing remarks.

Ryan Goepel

President & CFO

Thank you, Wendy. The third quarter was the strongest in GlobalX history, showing a business that has turned the corner. We set third quarter records for revenue, operating income, EBITDA, and EBITDAR. Revenue grew 24% to $71.8 million, more than double where we were in the third quarter of 2022. But the real story is how much more of that revenue we kept. Operating income quadrupled to $4 million, EBITDA more than doubled to $10.4 million, and operating margin doubled to 14.5%.

Two years ago in the third quarter of 2024, we lost $2.5 million at the operating line and EBITDA was negative. This quarter, EBITDA was $11 million higher. That performance turned into cash. Operating cash flow was $9 million in the quarter, up from $0.6 million a year ago, and we delivered it while bringing on 5 new aircraft into the fleet and growing our pilot group by 31%. For the first 9 months, operating income is up more than 50% to $11.5 million.

Exhibit 99.2

We are not done, but the trajectory is clear. This concludes our prepared remarks. I'd now like to open the call for Q&A. Aaron, over to you.

Exhibit 99.2

Question and Answer

Sean Mansouri

Elevate IR

Thank you, Chris, Ryan, and Wendy. Thank you, everyone, for participating in the conference call. As we gather the queue for live questions, we'd like to first address a few of the questions that have come in via email.

The first question is related to aircraft availability and Q4 operating outlook. Aircraft availability recovered meaningfully from the second quarter, and 2 additional A320s entered service in October. What needs to happen operationally for that added capacity to translate into stronger results?

Ryan Goepel

President & CFO

I'll take that one. Thanks for the question. The important distinction is between having aircraft in the fleet and having them able to generate revenue. As we move past the concentration of heavy maintenance in Q2, net available aircraft increased to 18.1 in Q3 from 15.3 in Q2, giving us more flexibility to match capacity to customer requirements.

The 2 aircraft that were delayed by regulatory approvals in Q3 began revenue service in October. Bringing aircraft into revenue requires more than delivery. It requires complete approvals, maintenance planning, qualified crews, and a schedule that puts them to work efficiently. We expect 20 to 21 available net aircraft in Q4, even with the 3 scheduled heavy maintenance events built into our outlook.

Our focus is to transition that greater availability into productive flying while maintaining operational reliability and spreading certain existing operating costs over a larger operating base.

Sean Mansouri

Elevate IR

Thank you, Ryan. The next question is related to aircraft deployment, utilization, and revenue quality. Total block hours were flat and utilization declined year-over-year, yet revenue and EBITDA increased substantially. How should investors assess aircraft productivity when the number of hours flown does not tell the whole story?

Ryan Goepel

President & CFO

Yes, so we don't manage the business to maximize block hours in isolation. We evaluate the guaranteed hours, rate, operating environment, and overall contribution of each opportunity. And that can lead us to favor contracts with fewer hours when the economics are more attractive. Last year, we had seasonal ACMI flying with substantial minimum hour commitments at lower hourly rates. This year, we prioritized higher-value domestic opportunities, so utilization was lower, but charter revenue per block hour increased about 25%, and ACMI revenue per block hour increased about 12%.

Does that mean the higher rates automatically produce higher margin? No, as aircraft, positioning, crews, maintenance, and the full contract requirements all still matter. The takeaway is that utilization and block hours need to be considered alongside revenue quality, aircraft availability, and

Exhibit 99.2

profitability. We are focused on deploying aircraft where we believe they can produce the best overall return.

Sean Mansouri

Elevate IR

Thank you. The next question is related to customer diversity and passenger demand. This quarter included major sporting events and concert tour flying alongside your established sports, government, and airline relationships. How does serving such a broad range of customers help you compete for business and manage demand throughout the year?

Christopher W. Jamroz

Executive Chairman

I'll take that one. Thank you. You know, one of the strengths of our platform is the ability to serve customers whose flying needs can be quite diverse. Sports teams require dependable, highly coordinated schedules, while entertainment, government, and airline customers may have quite different timing, routing, and operating requirements. So these markets are not necessarily at their busiest at the same time. So having multiple channels gives our team more ways to place available aircraft and evaluate opportunities as demand shifts throughout the year.

At the same time, because we are still well short of our target fleet size, one large revenue event basically means we have to forgo other customer opportunities. And execution is particularly important in these segments. It's all about the KPIs: reliability, on-time performance, turnaround times, and service quality. Consistently delivering for customers is central to maintaining these relationships and being considered for future opportunities. Our objective is to deepen those relationships while being selective on pricing and contract terms. And that combination of flexibility and discipline is what we believe differentiates us from the other charter cohorts.

Sean Mansouri

Elevate IR

Thank you, Chris. Next question is related to fleet modernization and disciplined expansion. You've continued to add younger A320 aircraft while evaluating the economics of the existing fleet. Beyond increasing the aircraft count, what does modernization enable GlobalX to do differently over time?

Christopher W. Jamroz

Executive Chairman

Okay, I'll take that one too. We're not looking just to have aircraft simply for the sake of growing the fleet. While customer demand far exceeds our existing and even near-term additions to capacity, we still want aircraft that fit the specific needs of our customer constituencies and can be introduced on contract terms that would make sense after considering the acquisition or lease cost, maintenance requirements, staffing, and expected type and frequency of flying.

The A320 aircraft family provides very good flexibility across the passenger markets we serve, and access to younger airframes creates an opportunity to improve the fleet's overall quality and reliability, while over time reducing maintenance costs and frequency of AOG events. The 2 A320s that entered revenue service in October add productive capacity today. We have also taken delivery of the first of the 3 former Spirit A320 airframes, and we see favorable market conditions on a go-forward basis and want to be in a position to capitalize on them in future months.

Exhibit 99.2

Importantly, modernizing the fleet is also about improving maintenance predictability, operational flexibility, and our ability to effectively and reliably serve customers across different markets.

Sean Mansouri

Elevate IR

Thanks, Chris. Next question is related to scaling the platform and operating leverage. GlobalX has invested in pilots, maintenance capabilities, and operating systems to support a larger airline. What parts of that platform should become more efficient as the revenue-producing fleet grows, and where will spending need to increase?

Ryan Goepel

President & CFO

I'll take that one. Over the past several years, we've added capacity and capabilities that a larger operation requires, including crew resources, maintenance planning, scheduling, and the processes needed to keep aircraft in service. Those investments were necessary before we could fully benefit from the next phase of fleet growth.

Certain infrastructure and administrative costs do not increase proportionally as revenue rises. That is where we see an opportunity for operating leverage as additional aircraft are placed in productive service. At the same time, crew, maintenance, and aircraft financing or leases and other operating requirements rise as the fleet expands. And we still need to be disciplined on contract economics and keep aircraft available. The Q3 improvement in operating income and EBITDA illustrates the progress we're making and the operating leverage inherent in our platform.

To put specific numbers on it, year-to-date with our current revenue mix, before ownership costs, about $0.40 of each new dollar of revenue translates into increased EBITDA. About $0.17 to $0.22 reaches operating income.

Sean Mansouri

Elevate IR

Thanks, Ryan. And last question is, what is the greatest factor limiting your revenue growth? Is it capital, people, or management?

Ryan Goepel

President & CFO

I'd say what we do is pretty complicated. I think probably the biggest factor right now is getting the right people in the right place at the right volume. I think the availability of aircraft is pronounced now, which was, I think, a bigger constraint. I think when you look at capital, we're generating enough free cash that we've been able to reinvest it into the growth and hit the targets that we've been expecting.

The next part is being able to execute on the work. What we're doing is hard. The volume we're flying is—we're one of the largest and busiest charter airline operations in the country, if not the world, and we've done it in a very, very short period of time. So I think as I look to the constraint and what keeps you up at night, it's making sure you have the right people with the right tools and resources to execute on the job that we've taken on ourselves.

Exhibit 99.2

Sean Mansouri

Elevate IR

Thank you, Ryan and Chris. That concludes our pre-submitted questions. I'd now like to pass it over to the operator to open the call up for live Q&A.

Operator

[Operator Instructions]

And our first question will come from Barry Sine with Litchfield Hills Research.

Barry Sine

Litchfield Hills Research, LLC

So, my first question is around fuel costs. I know on your business model you largely pass those through, so there's little impact, but it seems like there's a pretty significant indirect impact. For example, I don't think you'd be able to pick up those Spirit airframes without what happened in fuel prices. So can you talk about how fuel is impacting the industry and then directly or indirectly how that's impacting your business?

Ryan Goepel

President & CFO

So you're correct on the direct and indirect impact. When you see charter revenue up 25%, a big chunk of that charter revenue includes fuel, which is a pass-through. That does not impact profit per se, but it does impact revenue. And so that's an important factor. I think if you listen to all calls this earnings season from all the airlines across the board, fuel has impacted the operations of every airline more so than us because again ours is a pass-through to the point where our operating income is I think #5 in the country and, you know, top 10 in the world on operating income margin just because of our business model being different.

What that does is it creates opportunity, right? And so in so much that fuel prices are up and profit is down, airlines might not be growing as much, or if they're handing aircraft back, the opportunity for us is it makes more aircraft available in the market. The lease terms under which we can acquire aircraft are significantly lower, and it's not unlike during COVID. COVID was a once-in-a-lifetime opportunity. It feels like we're in a second once-in-a-lifetime opportunity through this war and the fuel prices that have come with it that have made aircraft available at terms that are more favorable.

So we've been taking advantage of it, obviously with the 3 aircraft we have coming and the multiple aircraft we're considering going forward. We have a real opportunity to, as I said on the Q2 call, reduce the age of our fleet, which would hopefully lead to a reduction in the cost of the aircraft, reduce maintenance, and increase reliability across the company. So fuel is by far the largest impact. It can't be avoided. I know a lot of airlines have been able to increase their revenue to offset it, but not enough to offset the losses. So I think from that perspective, in this current environment, we see it as an opportunity more so than a threat.

Barry Sine

Litchfield Hills Research, LLC

Okay, that's great. And you mentioned the impact of the newer fleet on maintenance. I believe you have pretty good visibility on what those maintenance requirements are. You talked about Q4

Exhibit 99.2

already. If we could look at 2027, what are the maintenance requirements that are going to take planes out of service for a period during 2027?

Ryan Goepel

President & CFO

So yes, we've got a 3-year plan that's put in there. The biggest thing we have is what we call our 2-year checks, and they happen every 2 years. 2027 is a relatively light maintenance year as of right now, where 2028 is a really heavy maintenance year. So we're looking at what we can do to spread it out better so we don't have a bump in '28 and we could push more of it into 2027.

But as of right now in the first half of '27, there's not much on the heavy maintenance scheduled side, which again is an opportunity as we go to execute on what is our busiest—you know, Q4 and Q1 will be some of our busiest work with the college sports season ramping up. And so, we actually have a 5-year plan in place with the heavy maintenance, and we're trying to see what we can do to spread it out so that it doesn't get as lumpy as what we had in '26.

Barry Sine

Litchfield Hills Research, LLC

Okay, and my last question, I know cargo is a relatively minor part of your business, but it is still a bit of a drag on the results. Could you guys talk about what you're seeing in terms of the cargo demand environment for narrow-body cargo and how that's impacting your business? Any improvement seen or is the market still not that great?

Ryan Goepel

President & CFO

Well, I'd say you'll see improvement in Q4 just because that's peak season. The other thing we've really tried to do is focus our efforts on the Miami base and take advantage of the opportunities. Miami is one of the largest cargo hubs in the world, which creates a lot of opportunity to use the aircraft to service Central, South, and the Caribbean, which is really what we're trying to focus our efforts on versus trying to chase stuff all around the world, which has its own risks and inefficiencies.

So we saw the hours pick up in Q3; we've picked up a couple of customers. It's by no means a core part of our business. As with every passenger aircraft we add, it becomes less important to the business. I don't think we've seen a long-term change in capacity. There's still too many planes, too many aircraft servicing too few customers. But we do see Q4 will be peak. The peak is peak. And that's usually really good opportunities for cargo. And then in '27, we don't see any material improvement at this stage.

Barry Sine

Litchfield Hills Research, LLC

And what does the cargo fleet look like currently?

Ryan Goepel

President & CFO

So we have 4 aircraft on lease, 1 parked with the engines having been removed and being used in the passenger fleet, and 3 others are operating out of Miami.

Exhibit 99.2

Barry Sine

Litchfield Hills Research, LLC

Those are my questions. Thank you very much.

Ryan Goepel

President & CFO

Thanks, Barry.

Operator

And our next question will come from Ian McQueen with Bancroft Capital.

Unknown Speaker

I have 3 questions. I guess to follow up on Barry, with respect to other scheduled carriers either increasing their ticket prices or trimming flight schedules, do you think that that gives you new opportunities to grow your customer base? Meaning, is there opportunity to replace flights that are disappearing? That's the first one.

Ryan Goepel

President & CFO

Yes, so I think where we're seeing it is in college sports. You know, the biggest competitor for us in college sports travel is commercial. The teams have to decide, do I fly on American or United, or do they take the charter? As the price of the tickets go up, the delta between the costs shrinks with the hotel offset we provide. For example, most of our charter teams can avoid a night in the hotel and they can get home faster. That convenience starts to become more important.

And where we're going to probably see it is there are 2 philosophies. A lot of teams—some teams will book the whole season and just pay for the whole season and be done. Other ones will pick and choose, maybe do a little bit more last minute. And I think the last-minute price sticker shock and the lack of capacity will surprise many. So I think we see a lot of opportunity for last-minute flights. And last-minute is like within 2 weeks kind of stuff, not like the day of. There is opportunity there, and I think we've definitely seen it in our booking curve for college sports, which was way ahead of last year.

Unknown Speaker

Fantastic, glad to hear. Next question, I'm sure this is a timing thing, but your aircraft rent increased by almost $3 million, or about 23%, quarter-over-quarter, yet you did not have any new aircraft entering revenue service in Q3. They came in in October. So I'm sure there's a timing issue. Can you go into a little bit of detail on why the increase was so significant?

Ryan Goepel

President & CFO

So when you take delivery of an aircraft, you start paying rent on it. You don't start making money on it until it goes into revenue service. So those are the 2 big hurdles. So we took delivery of 3 aircraft in Q3, so we were paying rent on them while they weren't generating revenue. So part of it is that, and I think about $1.5 million of it would be attributable to that.

Exhibit 99.2

The other side is supplemental rent with the block hours going up. You know, we do pay per hour on a supplemental rent basis, so you'll see kind of a correlation between the block hours operated and the rent paid.

Unknown Speaker

The other thing I was wondering about, there was a plane that you had actually acquired, which you had decided not to put into service. Did that have any effect on that at all, or how will we see that in your financials?

Ryan Goepel

President & CFO

I believe that one's in the—you'll see that through depreciation and amortization because that was a purchase. So you won't see that in operating income. And so we're just effectively paying off that note, and then we're looking at different options on what we want to do with that aircraft, whether we part it out, whether we want to sell it, or whether we want to convert it, like package it with an airline or with a lessor to say, "Hey, take this and we'll take one of yours." So that's just the cost you're seeing probably in the cash and in the financial section.

Unknown Speaker

Okay, perfect. Okay, last question, one that we used to talk about quite a bit, but haven't broached on for a while. Obviously the business is getting a lot stronger. Congratulations, I think that's great. There's always challenges to deal with, but one of the big challenges from a share price perspective is the exchange. Can you give us some detail on how you think about an uplisting to a more appropriate exchange and what might be required in order to do that?

Christopher W. Jamroz

Executive Chairman

Sure. If I may, I'll take this one. I would kindly ask you to kind of bear with us for the time being. This is front and center for us because the business has outperformed dramatically, I think, our expectations, and every single reporting period is better and we just don't see the bang for our dollar and the bang for our efforts. And this is the quarter when we are spending a lot of time strategizing, and we will be communicating openly. I think over the course of this quarter, we're going to be sharing what our strategic plan will entail in the short to mid-term.

Unknown Speaker

That sounds great, Chris. There's definitely a disconnect between operations and share price. So the sooner that you...

Christopher W. Jamroz

Executive Chairman

Well, remember, I... Remember, we put $10 million in 2021 and $1.35 million, so you don't have a more frustrated person than yours truly. And the business is incredibly transformed, and the quality of the management team and the results are just completely not aligned with what we're seeing. So we are very focused on that right now.

Exhibit 99.2

Unknown Speaker

Agreed. That's a very good point. Thank you very much. That's the end of my questions. Appreciate it.

Operator

And thank you, ladies and gentlemen. This concludes today's conference call. You may disconnect your phone lines at this time and have a wonderful day. Thank you for your participation.

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